UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 18, 2017
DATE OF EARLIEST EVENT REPORTED: August 17, 2017

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 17, 2017, PEDEVCO Corp. (the “Company”, “we”, “us” or “PEDEVCO”) entered into a Series B Convertible Preferred Stock and Warrant Subscription Agreement (the “Subscription Agreement”) with Dragon Gem Limited (“DGL”) and Absolute Frontier Limited (“AFL,” and together with DGL, the “Investors”), pursuant to which the Investors agreed to pay $12 million in cash to the Company in exchange for the issuance by the Company of (i) an aggregate of 542,790 shares of to-be-designated Series B Convertible Preferred Stock of the Company (the “Series B Preferred”), convertible into an aggregate of 53.86% of the Company’s issued and outstanding shares on an as-converted to common stock basis (the “I/O Shares”), subject to adjustment as provided below, and (ii) warrants (“Warrants”) issuable to AFL to purchase an additional aggregate of 10% of the Company’s I/O Shares, to be issued five (5) business days following the later to occur of receipt of Shareholder Approval and receipt of NYSE American Approval (previously NYSE MKT) (each as defined below). The Warrants will have a three (3) year term and be exercisable on a cash basis with an exercise price equal to the 5-day trailing average closing price of the Company’s common stock as of the date of issuance.

The closing (“Closing”) of the offering contemplated by the Subscription Agreement (the “Offering”) is scheduled to occur as soon as possible, but no later than September 30, 2017, subject to the satisfaction of certain closing conditions, including: (i) forfeiture, cancellation or conversion of 100% of the Company’s currently outstanding Series A Convertible Preferred Stock (the “Series A Preferred”); (ii) the conversion into Series B Preferred, or satisfaction and/or discharge of, all Company debt other than the Company’s senior secured debt issued in May 2016, with an aggregate outstanding principal amount of approximately $5.8 million (the “Tranche A Debt”) and seven (7) secured bridge promissory notes issued in March 2013 with an aggregate outstanding principal amount of approximately $475,000; (iii) the restructuring of the Tranche A Debt on terms acceptable to the Investors; (iv) the entry into voting agreements with key shareholders of the Company necessary to secure Shareholder Approval; (v) the Company’s receipt of confirmation from the NYSE American (formerly the NYSE MKT) that the issuance of the Series B Preferred and Warrants will not require Company shareholder approval prior to Closing, and that the additional listing of the common stock issuable upon conversion of the Series B Preferred is approved for additional listing on the NYSE American, pending receipt of Shareholder Approval (the “NYSE American Approval”); (vi) receipt of approvals by any such U.S. regulatory committees as may be required by the parties; and (vii) other standard and customary closing conditions described in the Subscription Agreement.

The Company plans to use the proceeds from the Offering (i) to fund development of the Company’s existing oil and gas assets, (ii) fund additional asset acquisitions and business combinations consistent with the Investors’ vision for growing the Company, (iii) for general working capital, including funding expenses related to the Offering, which include a cash commission equal to 7.0% of the cash investment received from the Investors in the Offering that is payable to the Company’s placement agent, Somerley International (Beijing) Limited (the “Placement Agent”), (iv) to repay no more than $500,000 of existing Company debt being discharged at Closing that will not be converted into Series B Preferred, and (v) to fund such additional Company debt repayment and/or repurchase or redemption of shares issuable to Company debtholders upon conversion of their debt at or following Closing as approved by the Investors and the Company’s Board of Directors. The Company anticipates that approximately $1 million in cash will be paid to certain senior lenders at Closing to discharge their debt, which is anticipated to be funded by Company cash on hand and $500,000 of Offering proceeds. If Offering proceeds are used to discharge these debts, AFL will receive an additional 26,480 shares of Series B Preferred at Closing, which will be convertible into an additional approximately 2.5% of the Company’s I/O Shares following receipt of Shareholder Approval. At Closing, the aggregate number of Series B Preferred will be adjusted proportionately based on the Company’s I/O Shares as calculated immediately prior to Closing, provided that the number of shares of Series B Preferred to be issued to DGL will not exceed 49.0% of the Company’s I/O Shares at Closing, with any and all additional Series B Preferred to be issued to the Investors being issued to AFL at Closing.

Upon Closing, the Company’s existing management team will remain in place and continue to oversee the post-Closing Company’s operations, subject to Board of Directors’ approval. In addition, upon Closing, the Company’s Board of Directors will be composed of six (6) members, comprised of existing Board members Frank C. Ingriselli, Elizabeth P. Smith, and Adam McAfee, and up to three (3) designees of the Investors, at least two (2) of whom are required to be “independent” as defined under applicable NYSE American and Securities and Exchange Commission (“SEC”) regulations.

Within sixty (60) days of the Closing, the Company is required to use commercially reasonable efforts to file all the required documents with the SEC necessary to seek requisite approval from the Company’s shareholders necessary to approve the conversion terms of the Series B Preferred into Company common stock, the creation of a new (or amendment to the current) Company equity incentive plan (the “New Plan”), and such other matters that are required to be approved by the shareholders of the Company pursuant to applicable NYSE American and SEC rules and regulations (the “Shareholder Approval”).

It is contemplated that upon receipt of Shareholder Approval and NYSE American Approval, all of the Series B Preferred will convert into common stock of the Company, resulting in Company capitalization structure on an issued and outstanding basis (excluding options, warrants and other convertible securities) approximately as follows: (i) 11.0% held by current Company common stockholders; (ii) 33.0% held by converting Company debtholders; (iii) 51.0% held by the Investors; and (iv) 5.0% held by then-current members of Company management as fully-vested restricted stock, which shares are contemplated to be issued thereto after NYSE American Approval and Shareholder Approval.

In addition, following Closing, the Company is required to use commercially reasonable efforts to file all the required documents with the SEC to raise funds through a registered public offering (a “Secondary Offering”), which Secondary Offering is contemplated to include a portion of the shares issuable to the converting lenders at Closing, pursuant to the terms and conditions to be set forth in a debt conversion agreement currently being negotiated with the Company’s converting lenders, which terms and conditions are subject to final approval by the Investors before Closing.

The Subscription Agreement contains customary representations of the parties and requires that the Company indemnify the Investors against any breaches of the Subscription Agreement by the Company.

The foregoing descriptions of the Subscription Agreement and Warrant are qualified in their entirety by the full text of the documents which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

The Company issued a press release on August 18, 2017 announcing the Company’s entry into the Subscription Agreement and related transactions. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. There can be no assurance that the transactions contemplated by the Subscription Agreement will be completed on favorable terms, if at all, or that such transactions will be completed in a timely manner. Additionally, the transactions contemplated in the Subscription Agreement, if consummated, may result in significant dilution to existing shareholders.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Series B Convertible Preferred Stock and Warrant Subscription Agreement, dated August 17, 2017, entered into by and among PEDEVCO Corp., Dragon Gem Limited, and Absolute Frontier Limited
10.2	Form of Warrant for the Purchase of Common Stock
99.1*	Press Release dated August 18, 2017

* Furnished herewith
.

Forward-Looking Statements

Some of the statements contained in this report, including, but not limited to those discussing the Subscription Agreement and transactions contemplated in connection therewith, discuss future expectations, contain projections of results of operations or financial conditions, or state other “forward-looking” information. The words “believe,” “intend,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “will,” “goal” and similar expressions identify such a statement was made, although not all forward-looking statements contain such identifying words. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results or events to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the risks discussed in this and our other SEC filings and the factors given below: termination of the Subscription Agreement and related transactions; failure to come to agreement on certain matters which are contemplated by the Subscription Agreement and related transactions; failure to convert, satisfy or otherwise discharge the Company’s debt as required pursuant to the Subscription Agreement; failure to obtain shareholder approval as required by the Subscription Agreement and related transactions; the failure to consummate or a delay in consummating the proposed transaction for other reasons; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; and the diversion of management time on transaction-related issues. We do not promise to or take any responsibility to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements except as required by law. Future events and actual results could differ materially from those expressed in, contemplated by, or underlying such forward-looking statements.

PEDEVCO’s forward-looking statements are based on assumptions that PEDEVCO believes to be reasonable but that may not prove to be accurate. PEDEVCO cannot guarantee future results, level of activity, performance or achievements, nor can we guaranty the closing of the Subscription Agreement or the transactions contemplated therein, or the results of such closing, assuming such transaction does close. Moreover, PEDEVCO does not assume responsibility for the accuracy and completeness of any of these forward-looking statements. PEDEVCO assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Executive Officer

Date: August 18, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Series B Convertible Preferred Stock and Warrant Subscription Agreement, dated August 17, 2017, entered into by and among PEDEVCO Corp., Dragon Gem Limited, and Absolute Frontier Limited
10.2	Form of Warrant for the Purchase of Common Stock
99.1*	Press Release dated August 18, 2017

* Furnished herewith.